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                                 eUNIVERSE, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                BRAD D. GREENSPAN
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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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


FOR IMMEDIATE RELEASE
                                               FOR FURTHER INFORMATION, CONTACT:

                                                               ARTHUR B. CROZIER
                                                      INNISFREE M&A INCORPORATED
                                                                    212-750-5833


INDEPENDENT DIRECTOR NOMINEES RELEASE OPEN LETTER TO STOCKHOLDERS OF EUNIVERSE (OTC: EUNI.PK)


Los Angeles, CA - January 21, 2004 - The independent director nominees standing for election at the eUniverse, Inc. (OTC: EUNI.PK) annual meeting released the following letter to stockholders today.


                                KENNETH SCHAPIRO
                                JOHN S. NEUBAUER
                                 VINCENT BITTETI
                                 JAMES D. SOMES
                                   NATHAN PECK


          -------------------------------------------------------------
          AN OPEN LETTER TO EUNIVERSE STOCKHOLDERS FROM THE INDEPENDENT
                               DIRECTOR NOMINEES
                            TO THE BOARD OF EUNIVERSE
          -------------------------------------------------------------


JANUARY 19, 2004



Dear eUniverse Stockholders:

Mr. Greenspan has asked us to stand for election as nominees to represent the interests of ALL stockholders (including COMMON stockholders) of eUniverse. Before you send in your proxy cards, we thought you may want to understand more about who we are, and what we stand for.

We  were   selected  by  Mr.   Greenspan   because  we  possess  the   following
characteristics:

(i) We have strong credentials in various disciplines, including law, finance and operations;
(ii) We have extensive experience in running organizations many times larger than eUniverse;
(iii) We have sufficient personal resources such that we will not be beholden to Management;
(iv) We have solid business judgment, we know the difference between "right" and "wrong" and we are not afraid to assert our position, even in the face of opposing views.


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


At the same time, as seasoned business executives, we are well positioned to add expertise to the Board in the following areas:

- eUniverse is focused on selling physical health products which includes fulfillment, inventory, and customer service. This is an area that of the financial restatement issues emanated from. John S. Neubauer, the former Director of Domestic and Worldwide Operations of Herbalife, can provide expertise in this area through his vast direct marketing experience, specifically in the health and lifestyle products sector.

- eUniverse is focused on online games. eUniverse can enhance its online games division by striking licensing and relationship oriented deals with traditional game companies, and major motion picture studios. While at TDK Mediactive, Vincent Bitetti identified and successfully licensed both Shrek and Pirates of the Caribbean for the company, and both Vincent and Nathan Peck have deep domain expertise with interactive entertainment.

- eUniverse is an entertainment company based in Los Angeles. eUniverse must grow its entertainment online web offerings through new relationships and innovative ideas. Ken Schapiro, former President and Chief Operating Officer of Artisan Entertainment has expertise and relationships with key players in the entertainment and media sectors, including financing sources.

- eUniverse is likely to raise more capital in the future, as well as evaluate various M&A opportunities. Having an experienced, independent director with a background in investment banking through inclusion of James Somes, will bring a balanced perspective on alternative financing methods to the Board.

Management would have you believe that Mr. Greenspan is trying to take control of the Company. This is not true. In fact, Mr. Greenspan will not be a director of the company or part of management. Management would have you believe that we will be "lap dogs" for Mr. Greenspan. This will not occur. We would invite you speak with any of us, or our former stockholders directly, to determine if you believe that our personalities would allow us to become a "lap dog".

To the contrary, we will be tireless advocates for the rights of ALL stockholders (including COMMON stockholders) who are not independently represented on Management's slate. We believe that board of directors role is to provide management with the guidance and resources necessary for creating stockholder value for ALL stockholders (including COMMON stockholders).

Under our direction, the Company will be run by world class management, some of whom may already run key operating divisions of the Company. We have the experience and business judgment to evaluate management, to promote and financially reward those managers who are deserving, and to attract and recruit additional management to supplement the existing team.

Upon election to the Board, the important work of improving stockholder value for ALL stockholders (including COMMON stockholders) should consist of the following key strategic initiatives:

(i)      obtaining a re-listing for the stock on either NASDAQ or AMEX;

(ii) ensuring that the terms of financing are fair to ALL stockholders (including COMMON stockholders), and that any M&A transactions are well informed;

(iii) ensuring that management's incentives are fully aligned with those of ALL stockholders (including COMMON stockholders)


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


We are committed to ensuring professional representation of YOUR interests, which are fully aligned with Mr. Greenspan's. We look forward to serving you well in the future.


Sincerely,

/s/ Kenneth Schapiro
---------------------------
KENNETH SCHAPIRO


/s/ John S. Neubauer
---------------------------
JOHN S. NEUBAUER


/s/ Vincent Bitteti
---------------------------
VINCENT BITTETI


/s/ James D. Somes
---------------------------
JAMES D. SOMES


/s/ Nathan Peck
---------------------------
NATHAN PECK



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